Exhibit 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (the “Agreement”) is made effective as of the 17th day of December, 2014 (the “Effective Date”), by and between ZYNEX, INC., a Nevada corporation, ZYNEX MEDICAL, INC., a Colorado corporation, ZYNEX NEURODIAGNOSTICS, INC., a Colorado corporation, ZYNEX MONITORING SOLUTIONS, INC., a Colorado corporation, and ZYNEX BILLING AND CONSULTING, LLC, a Colorado limited liability company (collectively, and jointly and severally, “Borrower”), and TRIUMPH COMMUNITY BANK, N.A., dba Triumph Healthcare Finance (“Lender”).

RECITALS:

A.WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated December 19, 2011, as amended by that certain Amendment No. 1 dated May 13, 2013 (the “Loan Agreement”) and certain other documents entered into in conjunction with the Loan Agreement (collectively with the Loan Agreement, the “Loan Documents”).  Capitalized terms not specifically define in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement; and

B.      WHEREAS, (1) Borrower has failed to meet financial covenants and has violated additional negative and affirmative covenants in the Loan Agreement; and (2) Borrower has failed to repay the Loans and other Obligations at the Termination Date set forth in the Loan Agreement, each of which occurrences constitutes an Event of Default under the Loan Agreement (collectively, the “Existing Defaults”); and

C.WHEREAS, because of such Existing Defaults, Lender had and has the present right, pursuant to the terms of the Loan Documents, to declare the indebtedness evidenced by the Loan Documents to be immediately due and payable, to collect the indebtedness due to it under the Loan Documents and to exercise any and all legal rights and remedies available to it, having reserved all rights it has at law, in equity, by agreement or otherwise, including but not limited to immediate possession of its Cash Collateral (defined below); and

D.WHEREAS, Borrower has requested that Lender forebear for a period of time from the exercise of the rights and remedies otherwise available to Lender at law, in equity, by agreement or otherwise as a result of the Existing Defaults; and

E.WHEREAS, upon the terms and conditions contained herein, Lender is prepared, for a limited period of time, to forbear from the exercise of such rights and remedies; and

F.WHEREAS, the forbearance by Lender from the current exercise of its rights and remedies as provided for in this Agreement shall result in direct and tangible benefit to Borrower.

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AGREEMENT:

NOW THEREFORE, for and in consideration of the mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Recitals.  The foregoing recitals are confirmed by the parties hereto as true and correct and are incorporated herein by reference.  The recitals are a substantive, contractual part of this Agreement.

2.Acknowledgments and Waivers.  The parties acknowledge and agree that, on and as of the Effective Date:

2.1(i)  The Existing Defaults existed and continue to exist under the Loan Documents; (ii) timely, adequate and proper written notice of the occurrence of such Existing Defaults has been received by Borrower from Lender, or is not required; (iii) all grace periods, if any, applicable to the cure of such Existing Defaults after receipt of such notice have expired; (iv) each of said Existing Defaults was and is continuing without timely cure by Borrower; and (v) except as expressly provided in this Agreement, Lender had not and has not waived in any respect any or all of such Existing Defaults or its rights and remedies with respect thereto;

2.2(i)  Lender has duly accelerated and declared the indebtedness evidenced by the Loan Documents to be immediately due and payable and to make demand upon Borrower for the payment in full of all such indebtedness; (ii) such acceleration and demand for payment is in all respects adequate and proper; and (iii) Borrower waives any and all further notice, presentment, notice of dishonor or demand with respect to the Existing Defaults;

2.3The outstanding amounts owing under the Loan Documents is $4,451,619.20 (the “Current Loan Balance”);

2.4The Loan Documents and all liabilities and obligations of Borrower to Lender under the Loan Documents shall, except as expressly modified herein during the Forbearance Period, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Agreement or by the agreements and undertakings of the parties contained herein;

2.5The security interests, security titles and liens granted to Lender under the Loan Documents to secure the indebtedness evidenced by the Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Loan Documents; and

2.6Borrower waives, with respect to the Existing Defaults, any and all rights to other notice of payment default or any other default, protest, and notice of protest, dishonor, or diligence in collecting and the bringing of suit or arbitration proceeding against any party, notice of intention to accelerate, notice of acceleration, demand for payment, and any other notices whatsoever regarding the Loan Documents and further waives any claim that any notices previously given are insufficient for any reason.

3.No Waiver by Lender.  The execution, delivery, and performance of this Agreement by Lender and the acceptance by Lender of performance by Borrower hereunder: (a) shall not constitute a waiver or release by Lender of any default or Event of Default that may now or hereafter exist under the Loan Documents except as expressly provided in this Agreement; (b) shall not constitute a novation of the Loan Documents; and (c) except as expressly provided in this Agreement, shall be without prejudice to, and is not a waiver or release of, rights of Lender at any time in the future to exercise any and all rights conferred by the Loan Documents or otherwise at law or in equity, including, but not limited to, the right to foreclose the Loan Agreement, institute collection proceedings, and/or to exercise any right against any other person or entity not a party to this Agreement.

4.Forbearance.

4.1At the request of Borrower, Lender has agreed, and does hereby agree, to forbear from the  exercise of its rights and remedies, at law, in equity or under the Loan Documents, from the Effective Date until the earlier to occur of: (i) 11:59 pm Portland, Oregon time on March 31, 2015; (ii) the filing by Borrower of a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state, or foreign bankruptcy law or other similar law, or the consent by Borrower to the institution of proceedings thereunder or to the filing of any such petition or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, master, or other similar official of Borrower, or of any substantial portion of the property or assets of Borrower; (iii) the filing and pending for more than sixty (60) days against Borrower of an involuntary petition for relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state, or foreign bankruptcy law or other similar law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, master or other similar official of Borrower, or of any substantial part of the property or assets of Borrower, or a petition requesting the winding up of, or liquidation of, the affairs of Borrower; (iv) the discovery by Lender that any representation or warranty made herein by Borrower was untrue, incorrect, or misleading in any material respect at the time that it was made; (v) any other or additional Event of Default occurs or exists under the Loan Documents, other than the Existing Defaults; or (vi) Borrower breaches or defaults in performance of any covenant or agreement contained in this Agreement beyond any applicable notice and cure period (the “Forbearance Period”).  Borrower agrees that it will not, during the Forbearance Period, initiate any action of any kind against Lender with respect to the Loan Documents or otherwise pursue any claimed remedy or make any type of demand upon Lender with respect to the indebtedness evidenced by the Loan Documents.

5.Covenants of Borrower during Forbearance Period.  At all times during the Forbearance Period, and in order to induce Lender to enter into this Agreement and as a condition to the continuation of the Forbearance Period, Borrower covenants and agrees as follows:

5.1Use of Cash Collateral or Proceeds of Advances.  Borrower acknowledges that all of its revenue has been and, during the Forbearance Period shall be, proceeds of Lender’s Collateral (“Cash Collateral”).  During the Forbearance Period, Lender may in is sole and absolute discretion make additional Advances to Borrower.  Subject to the terms of this Agreement, Borrower is authorized to use Cash Collateral or cash advanced by Lender (“Proceeds of Advances”) pursuant to the limits set out in the Budget attached as Exhibit 1 (the “Budget”).

5.2Borrower shall not use any Cash Collateral or Proceeds of Advances for (a) the payment of any debt or obligations of Borrower that are not directly related to the ordinary, reasonable and necessary expenses associated with the operation of its business, and (b) any other purpose not authorized under the Budget.

5.3Borrower shall not use any Cash Collateral or Proceeds of Advances for the payment of any compensation to any officers, directors, employees or independent contractors of Borrower outside the ordinary course of business of Borrower or in amounts that exceed the compensation rates in effect on the date of this Agreement;

5.4Unless terminated earlier pursuant to the terms of this Agreement, Lender’s consent to the use of Cash Collateral or Proceeds of Advances shall be in effect through Forbearance Period.

5.5At the end of each week during the term of this Agreement, upon submission by Borrower of any Advance Request, and at other such times as reasonably requested by Lender, Borrower shall deliver a report to Lender comparing its actual cash receipts and expenditures against the budgetedcash expenditures  and expenditures as detailed on the Budget, along with a statement of its (i) accounts receivable generated since the last report was provided, (ii) cumulative aging balance of accounts receivable, (iii) a summary of all billing and collection activity since the last report was provided, and (iv) summary report of unshipped supplies orders as of the reporting date.

5.6Borrower shall provide weekly progress reports on all discussions with lenders and investors regarding the refinancing of the indebtedness evidenced by the Loan Documents.

5.7Borrower shall grant Lender’s employees, consultants, third-party accountants and examiners, and other representatives and designees of Lender full physical and electronic access to Borrower’s books and records, and Borrower will cooperate fully with the monitoring, inspection, verification, and other activities undertaken by any such party.

5.8Lender and its employees, consultants, third-party accountants and examiners, and other representatives and designees of Lender shall have the right, at all times, to make entry upon Borrower’s premises and conduct inspections of Collateral and books and records related thereto including without limitation accounts receivable, shipping, and billing and collection information.  Without limiting the foregoing, Borrower shall allow Lender or its agents to access to Borrower’s premises and information and to inspect its Collateral as provided in Section 6.8 of the Loan Agreement throughout the Forbearance Period.

6.Events of Default.  In addition to the “Events of Default” specified under the Loan Documents, each of the following shall constitute an Event of Default hereunder and under the Loan Documents by Borrower:

6.1The failure of the Borrower to comply with any material term or provision of this Agreement;

6.2The weekly report required by Section 5.5 has greater than a 10% negative variance with the budgeted revenues and expenditures as detailed on the Budget;

6.3The outstanding amounts owing under the Loan Documents at the end of the Forbearance Period exceeds the Starting Loan Balance by more than $250,000.00 after taking into account any Advances made and collections received during the Forbearance Period; or

6.4The occurrence during the Forbearance Period of any other default or Event of Default under the Loan Documents.

6.5Remedies.  Without limiting the rights and remedies of Lender under the Loan Agreement and applicable law, upon the occurrence of an Event of Default Borrower’s authority to use Cash Collateral or Proceeds of Advances shall immediately cease.

7.Representations and Warranties.  In order to induce Lender to execute, deliver, and perform this Agreement, Borrower warrants and represents to Lender that:

7.1This Agreement is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person, and Borrower is solvent and not bankrupt;

7.2This Agreement is not intended by the parties to be a novation of the Loan Documents and all terms, conditions, rights, and obligations as set out in the Loan Documents, as modified by this Agreement, are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed;

7.3No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state, or foreign bankruptcy law or other similar law, has been instituted by or threatened against Borrower;

7.4The execution of this Agreement by Borrower and the performance of its obligations hereunder will not violate or result in a breach or constitute a default under any agreement to which any one or more of them are a party;

7.5Except as provided in Recital B, all information provided by the Borrower to Lender prior to the date hereof, including, without limitation, all financial statements, balance sheets, and cash flow statements, was, at the date of delivery, and is, as of the date hereof, true and correct in all material respects.  Borrower recognizes and acknowledge that Lender is entering into the Agreement based in part on the financial information provided to Lender by Borrower and that the truth and correctness of that financial information is a material inducement to Lender in entering into this Agreement.  During the term of this Agreement, Borrower agrees to advise Lender promptly in writing of any and all new information, facts, or occurrences which would in any way materially supplement, contradict, or affect any financial statements, balance sheets, cash flow statements, or similar items furnished to Lender; and

7.6This Agreement, the Loan Documents, and the default notices referenced in the Recitals constitute the entire agreement between Lender and Borrower with respect to this matter.

8.Waiver and Release of Claims.  Borrower warrants and represents to Lender that the Loan Documents are not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever; additionally Borrower has released and discharged and does hereby release and forever discharge Lender from any and all claims and causes of action, whether known or unknown and whether now existing or hereafter arising, including, without limitation, any usury claims, that have at any time been owned, or that are hereafter owned, in tort, in contract or otherwise by Borrower that arise out of any one or more circumstances or events that occurred prior to the date of this Agreement.  Moreover, Borrower waives any and all claims now or hereafter arising from or related to any delay by Lender in exercising any rights or remedies under the Loan Documents, including, without limitation, any delay in foreclosing the collateral securing the same.

9.WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE LOAN DOCUMENTS, ANY EXHIBIT TO THIS AGREEMENT, ANY RELATED DOCUMENTS, ANY DEALINGS BETWEEN LENDER AND BORROWER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT EXISTS BETWEEN LENDER AND BORROWER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT.  THIS WAIVER IS IRREVOCABLE.  THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING.  THIS WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT, ANY EXHIBIT TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.Miscellaneous.

10.1This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

10.2Any future waiver, alteration, amendment, or modification of any of the provisions of the Loan Documents or this Agreement shall not be valid or enforceable unless in writing and signed by all parties, it being expressly agreed that neither the Loan Documents nor this Agreement can be modified orally, by course of dealing, or by implied agreement.  Moreover, any delay by Lender in enforcing its rights after an Event of Default shall not be a release or waiver of the Event of Default and shall not be relied upon by Borrower as a release or waiver of the default.

10.3This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors, legal representatives, and assigns.

10.4The headings of paragraphs in this Agreement are for convenience of reference only and shall not in any way affect the interpretation or construction of this Agreement.

10.5THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OREGON AND FEDERAL LAW, AS APPLICABLE.  THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON, WITHOUT REGARD TO THE CONFLICTS OF LAWS JURISPRUDENCE OF THE STATE OF OREGON.

10.6The warranties and representations of the parties in this Agreement shall survive the termination of this Agreement.

10.7The terms and conditions set forth in this Agreement are the product of joint draftsmanship by all parties, each being represented by counsel, and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection with this Agreement shall not be construed against any of the parties because of draftsmanship.

11.Any notice or other communications required or permitted under or given in connection with this Agreement shall be in writing and shall be addressed and delivered as provided in Section 11.1 of the Loan Agreement.

12.FINAL AGREEMENT.  THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL OR WRITTEN AGREEMENTS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A LENDER AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY GRANTOR’S/BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE LENDER TO BE ENFORCEABLE.

[The remainder of this page is intentionally blank—signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

BORROWER: ZYNEX, INC., a Nevada corporation By: /s/ Thomas Sandgaard Name: Thomas Sandgaard Title: CEO	LENDER: TRIUMPH COMMUNITY BANK, N.A. dba Triumph Healthcare Finance By: /s/ Jonathan W. Kott Name: Jonathan W. Kott Title: SVP
ZYNEX MEDICAL, INC., a Colorado corporation By: /s/ Thomas Sandgaard Name: Thomas Sandgaard Title: CEO

ZYNEX NEURODIAGNOSTICS, INC., a Colorado corporation

By:  /s/ Thomas Sandgaard

Name: Thomas Sandgaard

Title: CEO

ZYNEX MONITORING SOLUTIONS, INC., a Colorado corporation

By:  /s/ Thomas Sandgaard

Name: Thomas Sandgaard

Title: CEO

ZYNEX BILLING AND CONSULTING, LLC, a Colorado limited liability company

By:  /s/ Thomas Sandgaard

Name: Thomas Sandgaard

Title: CEO

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EXHIBIT 1

Budget